Exhibit 10.34

SEVENTH AMENDMENT TO
FACILITIES AND SERVICES AGREEMENT

This Seventh Amendment to Facilities and Services Agreement (the “Amendment”), dated as of July 1, 2022, is made and entered into by Fjord Ventures, LLC (“Fjord”) and Adagio Medical, Inc. (“Adagio”).

RECITALS

Fjord and Adagio are parties to that certain Facilities and Services Agreement, dated as of June 1, 2011, as amended (the “Agreement”), which describes services to be provided by Fjord to Adagio and the related terms and conditions related thereto.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.          Amendment to Exhibit A to Agreement. Exhibit A to the Agreement has been modified to include updated services as outlined on Exhibit A to the Agreement.

2.          Amendment to Exhibit B to Agreement. According to Exhibit B of the Agreement, Adagio agrees to pay Fjord at a rate of $95,000.00 per month for the services described on Exhibit A.

3.          No Further Amendment. Except as specifically set forth herein, the Agreement is not being amended or modified and shall remain in full force and effect in accordance with its terms as amended hereby.

4.          Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed under the internal laws of the State of California as applies to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written.

ADAGIO MEDICAL, INC.

By:	/s/ Olav Bergheim
Olav Bergheim
Chief Executive Officer

FJORD VENTURES, LLC

By:	/s/ Andrew Wade
Andrew Wade
Chief Financial Officer

EXHIBIT A

DESCRIPTION OF THE SERVICES

TYPE OF SERVICE	DESCRIPTION
CEO Services	Provide high-level strategic and general management services typical of a Chief Executive Officer.
CFO Services	Provide high-level strategic and financial management services typical of a Chief Financial Officer.
Intellectual Property and Legal Services	Consult on, and provide services related to, intellectual property and general legal matters. (Note: Fjord Ventures does not hold itself out as a law firm.)
Accounting Services	Process accounts payable; perform general ledger accounting, analysis, and reconciliation; prepare periodic financial statements; manage preparation of tax returns and other required financial filings in conjunction with Adagio’s outside CPAs; manage payroll processing and associated statutory and tax filings.
Stock Option Administration	Prepare Board-approved stock option grants, facilitate stock option exercises on behalf of employees, maintain option grant records in conjunction with the company's general counsel, and liaise with the company's general counsel for stock certificate preparation.
Employee Benefits Plans Administration

Health Plans: Consult on and establish employee benefit health plan structure, selection and employer/ employee cost-sharing methodology. Manage open enrollment processes and ongoing administration.

401(k): Consult on and establish 401(k) plans, including provision of trustee services as well as fund selection options. Provide ongoing management and administration of the plans.

Administrative Support	Provide front desk reception and office administration support services (e.g. assistance with travel arrangements and reservations, telephone messaging, meeting organization and set-up, document production, shipping / receiving, etc.). Provide human resources support services, including implementation and management of hiring / termination processes. Serve as Secretary for meetings of the Board of Directors (in the absence of general counsel).

IT Services	Provide information technology infrastructure (including file server and data back-up), audio/visual equipment, internet access, and support services (including PC set-up and network configuration).
Office Space and Supplies	Provide fully furnished offices, laboratory and other service area facility space, inclusive of utilities, telephone services (including reasonable long-distance charges), and facility cleaning services. Provide general office supplies and materials (excluding such supplies and materials specific to Adagio such as business cards, letterhead, etc.). Provide access to Fjord network copiers, printers, fax machines, and other general office equipment.

EXHIBIT B

MONTHLY SERVICE FEE	EFFECTIVE DATE
$95,000.00 *	July 1, 2022

* All services included in monthly service fee except for Intellectual Property and Legal Services, which are billed based on hours consumed during the month on a cost recovery basis.